UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Strategic Investment Fund, L.P.

Trian Partners Strategic Investment Fund II, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund (ERISA), L.P.

Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian SPV (SUB) VIII, L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Fund (Sub)-G II, L.P.

Nelson Peltz

Peter W. May

Edward P. Garden

John H. Myers

Arthur B. Winkleblack

Robert J. Zatta

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 5, 2015, Trian Fund Management, L.P. issued the following press release:

TRIAN ISSUES STATEMENT REGARDING DUPONT

NEW YORK, February 5, 2015 – Trian Fund Management, L.P. (“Trian”), one of the largest stockholders of E. I. du Pont de Nemours and Company (NYSE: DD), which currently beneficially owns approximately 24.6 million DuPont shares valued at approximately $1.9 billion, today issued the following statement regarding DuPont’s announcement earlier today:

“With today’s announcement, DuPont appears to be acknowledging the need to upgrade its board of directors with individuals that have “fresh, independent, highly relevant perspectives.” This is yet another positive development since Trian’s involvement with DuPont began in March 2013. Trian’s principals have spent time with Messrs. Breen and Gallogly and respect their records of stockholder value creation. While Trian has already made a positive impact on value creation at DuPont, there is much more value to be unlocked as earnings in 2012, 2013, 2014 and, per Company guidance, 2015 (which we believe they will struggle to achieve), are lower than in 2011. The Trian nominees, working collaboratively with the remaining board members, will seek to assure that management is held accountable for achieving their stated financial targets.

Since Trian’s investment, the Company has announced several positive initiatives:

•	Announced the spin-off of Performance Chemicals (Chemours); allows DuPont stockholders to own the new company and avoids significant tax leakage, versus pre-Trian decision to sell Axalta to private equity, which effectively transferred over $5bn of wealth from DuPont stockholders to private equity owners
•	DuPont has announced 14 non-core divestitures since Trian began discussions with the Company
•	After taking 10 years to complete a previously announced $2bn share repurchase program launched in 2001, DuPont announced a new $5bn share repurchase plan in January 2014
•	Committed to return $4bn of capital to stockholders from the “midnight dividend” from Chemours
•	Announced Fresh Start Initiative, a $925mm cost savings program[i]

However, we have many outstanding concerns that we intend to address if the Trian nominees are elected to the board, including:

•	EPS down 7% since 2011; we estimate $2-$4bn of excess corporate costs is a major factor
•	Chronic one-time earnings add-backs and lack of transparency in financial reporting
•	Revenue growth and margins underperform peers in 5 of 7 segments
•	Limited commitment to have Fresh Start cost savings hit the bottom line
•	Chemours spinoff taking nearly two years to complete since announcement
•	Poor corporate governance at Chemours, a major retreat from best-in-class practices that would benefit stockholders
•	No time commitment on the remaining $3bn of $5bn share repurchase authorization
•	Long-term compensation programs that pay management 113% of “target” despite bottom quartile TSR over the relevant time period
•	Failure to meet Applied Bioscience goals
•	Agriculture R&D that has yielded negative results: 1) No new biotech traits discovered 2) $1bn jury verdict (Optimum GAT) and $1.2bn Imprelis charges and 3) Licensing from biggest competitor
•	Poor capital allocation decisions, such as growing capacity in commoditized markets
•	A board that takes action only when confronted with outside pressure rather than one that prioritizes shareholder value

DuPont has asserted that “Trian has chosen this path [a proxy contest] with the potential to disrupt our Company at a key stage of our execution.” The fact is Trian has consistently and purposefully avoided proxy contests over the years. There have been many situations where we believe we could have gained more seats than we settled for, but instead we compromised to avoid unnecessary distraction. In August 2014, after management had announced in June that they would miss guidance for the third year in a row, we offered to settle for the addition of one Trian principal to the Board. In return we pledged to work constructively to unlock value from a minority position – one where we could only influence events by convincing the majority of board members with “the power of the argument.” That proposal was unanimously rejected by the board. Disappointingly, the Company continues to perform poorly, exemplified by last week’s earnings call and weak 2015 guidance.

We cannot be passive while management continues to falter. Management seems to believe that the stock price appreciation is being driven by its claims of “advancing our plan to deliver higher growth and higher value” and “the ongoing success of our plan.” The fact is DuPont’s stock has risen over 50% since Trian first invested, while consensus EPS estimates have consistently gone down. We believe this reflects the market’s desire for Trian’s continued involvement.

Trian has a $1.9bn position in DuPont stock because we believe the Company can operate at a substantially higher level, unlocking significant further value for stockholders. While DuPont frames Trian’s insistence that Nelson Peltz be added to the Board as a negative, we believe fellow stockholders want our nominees on the Board, specifically Mr. Peltz, based on their strong track records of value creation, relevant operating expertise, and new and different perspectives. We view the proxy contest as the democratic process at work and look forward to continuing our dialogue with fellow stockholders who have encouraged us to stand up for all stockholders as their voice in the board room.”

DUPONT CAN BE GREAT

About Trian Fund Management, L.P.

Founded in 2005 by Nelson Peltz, Peter May and Ed Garden, Trian seeks to invest in high quality but undervalued and under-performing public companies and to work constructively with the management and boards of those companies to significantly enhance shareholder value for all shareholders through a combination of improved operational execution, strategic re-direction, more efficient capital allocation and increased focus.

Media Contact:

Anne A. Tarbell

Trian Fund Management, L.P.

(212) 451-3030

atarbell@trianpartners.com

George Sard Sard Verbinnen & Co (212) 687-8080 gsard@SARDVERB.com	Carissa Felger Sard Verbinnen & Co (212) 687-8080 cfelger@SARDVERB.com	Amanda Klein Sard Verbinnen & Co (212) 687-8080 aklein@SARDVERB.com

Investor Contact:

Charlie Koons MacKenzie Partners, Inc. (212) 929-5708 ckoons@mackenziepartners.com	Daniel Burch MacKenzie Partners, Inc. (212) 929-5748 dburch@mackenziepartners.com

# # #

The views expressed in this press release represent the opinions of Trian Fund Management, L.P. (“Trian”) and the investment funds it manages (collectively, Trian with such funds, “Trian Partners”), and are based on publicly available information with respect to E. I. du Pont de Nemours and Company (the “Company”). Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it to disagree with Trian Partners’ conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Trian Partners disclaims any obligation to update the information or opinions contained in this press release.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This press release does not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading – buying and selling– securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners. Although Trian Partners believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this press release, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this press release, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this press release to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

Certain of the Trian Partners, together with the other Participants (as defined below), intend to file with the SEC a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included below. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, the Trian Group’s (as defined below) definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by the Trian Group in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by the Trian Group with the SEC will also be available, without charge, by directing a request by mail, telephone or email to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016 (call collect: (212) 929-5500; call toll free: (800) 322-2885) or email: proxy@mackenziepartners.com.

Participants in Solicitation

The Participants in the proxy solicitation in connection with the 2015 Annual Meeting are anticipated to include the Trian Funds, Trian Partners Master Fund, L.P., a Cayman Islands limited partnership (“Trian Offshore”), Trian Partners Parallel Fund I, L.P., a Delaware limited partnership (“Parallel Fund I”), Trian Partners Master Fund (ERISA), L.P., a Cayman Islands limited partnership (“Trian ERISA”), Trian Partners Strategic Investment Fund-A, L.P., a Delaware limited partnership (“Strategic Fund-A”), Trian Partners Strategic Investment Fund-D, L.P., a Cayman Islands limited partnership (“Strategic Fund-D”),Trian Partners Strategic Investment Fund-N, L.P., a Delaware limited partnership (“Strategic Fund-N”) Trian SPV (SUB) VIII, L.P., a Cayman Islands limited partnership (“SPV VIII”), Trian Partners Fund (Sub)-G, L.P., a Delaware limited partnership (“Trian Fund-G”), Trian Partners Fund (Sub)-G II, L.P., a Delaware limited partnership (“Trian Fund G-II,” and together with the Trian Funds, Trian Offshore, Parallel Fund I, Trian ERISA, Strategic Fund-A, Strategic Fund-D, Strategic Fund-N, SPV VIII, Trian Fund-G and Trian Fund G-II, the “Funds”), Trian, Trian Fund Management GP, LLC, a Delaware limited liability company (“Trian Management GP”), Nelson Peltz, Peter W. May, Edward P. Garden John H. Myers, Arthur B. Winkleblack and Robert J. Zatta.

Trian Management GP is the general partner of Trian, which serves as the management company for each of the Funds. Trian Management GP is controlled by Nelson Peltz, Peter W. May and Edward P. Garden. Each of Trian, Trian Management GP and Messrs. Peltz, May and Garden (together with the Funds, the “Trian Group”), by virtue of their relationships to the Funds, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) the Shares owned by the Funds.

As of the date of this press release, the members of the Trian Group beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) an aggregate of 24,563,084 Shares. Of those 24,563,084 Shares, each of Trian Onshore, Strategic and Strategic II owns 100 Shares in record name.

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i Represents announcement of Fresh Start Initiative in which $1.3bn cost saving plan includes $375mm of costs transferred to Performance Chemicals.